UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 12, 2012

Date of report (Date of earliest event reported)

Wireless Ronin Technologies, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	1-33169	41-1967918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5929 Baker Road, Suite 475

Minnetonka, Minnesota 55345

(Address of principal executive offices, including zip code)

(952) 564-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 12, 2012, Wireless Ronin Technologies, Inc. (the “Company”) entered into a placement agency agreement (the “Agency Agreement”) with Roth Capital Partners, LLC (the “Placement Agent”) under which the Placement Agent agreed to serve as the Company’s placement agent on a reasonable best efforts basis in connection with a registered direct offering by the Company of up to 1,738,452 shares of the Company’s common stock (the “Offering”). The shares of common stock to be issued in the Offering will be issued pursuant to Subscription Agreements, also dated September 12, 2012 (the “Subscription Agreements”), with each investor. The purchase price will be $0.81 per share, representing the consolidated closing bid price on September 12, 2012. The Company expects to obtain gross proceeds of approximately $1.4 million before deducting the Placement Agent’s fees and expenses and other estimated offering expenses. The form of Subscription Agreement used in the Offering is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference in response to this Item 1.01. The closing of the Offering is expected to take place on or about September 18, 2012, subject to the satisfaction of customary closing conditions.

Pursuant to the Agency Agreement, at closing, the Company will pay the Placement Agent a fee equal to 7.0% of the aggregate gross proceeds from the sale of the shares sold at the closing. The Company also agreed to pay the Placement Agent its reasonable out-of-pocket expenses; provided however, that in no event will the amount of fees and expenses paid to the Placement Agent exceed 8.0% of the aggregate gross proceeds from the sale of the shares at the closing. The Agency Agreement contains other terms and conditions that are customary for transactions of this nature. The Agency Agreement, which appears as Exhibit 10.2 to this report, is incorporated by reference in response to this Item 1.01. The benefits of the representations and warranties set forth in the Agency Agreement are intended only for the Placement Agent and the investors in the Offering and do not constitute continuing representations and warranties of the Company to any future or other investors.

The shares of common stock to be issued in the Offering will be issued pursuant to the applicable prospectus supplement and accompanying base prospectus which will be filed with the Securities and Exchange Commission (the “Commission”), in connection with a shelf takedown from the Company’s registration statement on Form S-3 (File No. 333-161700), which was declared effective by the Commission on September 29, 2009. A copy of the opinion of Briggs and Morgan, P.A. relating to the legality of the issuance and sale of the common stock in the Offering is attached as Exhibit 5 hereto.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	See “Exhibit Index.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 13, 2012	Wireless Ronin Technologies, Inc.

	By:	/s/ Scott N. Ross
Scott N. Ross
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

5	Opinion of Briggs and Morgan, P.A.

10.1	Form of Subscription Agreement.

10.2	Placement Agency Agreement between the Registrant and Roth Capital Partners, LLC dated September 12, 2012.

23	Consent of Briggs and Morgan, P.A. (included in Exhibit 5).

4